Exhibit 13(a) s906

CERTIFICATION OF DEEPAK NATH AND ANNE-FRANCOISE NESMES

906 CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2022 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Deepak Nath, the Chief Executive Officer and Anne-Francoise Nesmes, the Chief Financial Officer of Smith & Nephew plc, each certifies that, to the best of their knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Smith & Nephew plc.

Date: March 6, 2023

By:	/s/ Deepak Nath
Name:	Mr Deepak Nath
Title:	Chief Executive Officer

By:	/s/ Anne-Francoise Nesmes
Name:	Ms Anne-Francoise Nesmes
Title:	Chief Financial Officer